UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2007

WINSONIC DIGITAL MEDIA GROUP, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-32231	52-2236253
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Marietta Street, Suite 2600
Atlanta, GA 30303
(Address of principal executive offices) (Zip Code)

(404) 230-5705
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

a.            On January 22, 2008, Winsonic Digital Media Group, Ltd. (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) with Tap It, Inc., a Delaware Corporation (“Tap It”) pursuant to which the Company agreed to purchase 2,291,667 shares of Tap It’s common stock (the “Initial Shares”) for $550,000 (the “Purchase Price”).  The Purchase Price may paid through a combination of (a) cash, (b) the cancellation of promissory notes issued by Tap It to the Company, and (c) offsetting up to $50,000 of expenses incurred by the Company related to the transactions contemplated by the SPA and owed to the Company by Tap It pursuant to a certain provision of the SPA.  The Company intends to purchase the Initial Shares on January 31, 2008.  In addition to the Initial Shares, the SPA also gives the Company the option to purchase an additional 6,041,667 shares of Tap It’s common stock, which option may be exercised, in whole or in part, at various times until August 1, 2008.  Payments made in connection with the exercise of this option may be made through a combination of (a) cash or (b) the cancellation of promissory notes issued by Tap It to the Company.  The SPA also contains representations and warranties of each party and certain covenants between the parties typical for a transaction of this nature.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the SPA, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

b.            On January 17, 2008, the Company entered into a Settlement Agreement and General Release (the “Nguyen Settlement Agreement”) with Winston Johnson, the Company’s Chairman and CEO, and Rosemary Nguyen, which resolved the Rosemary Nguyen v. Winsonic Digital Media Group, Ltd. and Winston Johnson legal proceeding described in the Company’s prior filings with the Securities and Exchange Commission.

Pursuant to the Nguyen Settlement Agreement, the Company is required to issue 80,000 shares of its common stock to Ms. Nguyen, which shares shall be deemed to have been fully paid for on November 20, 2004.  In addition, the Company is required to issue 1,996,521 restricted shares of its common stock to Ms. Nguyen (the “Restricted Shares”).  The securities issued pursuant to the Nguyen Settlement Agreement will be issued in reliance on the registration exemption provided by Section 4(2) of the Securities Act of 1933, as amended.  The Nguyen Settlement Agreement also provides for the discharge of all of the ongoing legal proceedings between the parties and each agreed to release the other from any and all claims related thereto.

In connection with the Nguyen Settlement Agreement, Ms. Nguyen and the Company entered into a Repurchase Rights Agreement (the “Repurchase Agreement”) on January 17, 2008.  The Repurchase Agreement gives the Company the right to repurchase a specified amount of the Restricted Shares from Ms. Nguyen at a price of $0.291 per share during the time periods and in the amounts set forth below:

•	Until March 15, 2008, the Company may repurchase 51,547 shares;

•	Between February 16, 2008 and March 15, 2008, the Company may repurchase 51,547 shares;

•	Between March 16, 2008 and April 15, 2008, the Company may repurchase 85,911 shares;

•	Between April 16, 2008 and May 30, 2008 (subject to extension for 30 days for a cash payment of $15,000), the Company may repurchase 1,807,516 shares.

The Company’s repurchase rights described above are subject to extension in certain circumstances for up to fifteen days.  The Repurchase Agreement also restricts Ms. Nguyen from selling the Restricted Shares during the time when the Company has a repurchase right with respect to those shares.

The foregoing descriptions of the Nguyen Settlement Agreement and the Repurchase Agreement (collectively, the “Nguyen Agreements”) do not purport to be complete and are qualified in their entirety by reference to the Nguyen Agreements, which are attached hereto as Exhibits 10.2 and 10.3 respectively and are incorporated herein by reference.

c.            On December 28, 2007, the Company entered into a Settlement Agreement and General Release (the “Lefkowitz Settlement Agreement”) with Winston Johnson, the Company’s Chairman and CEO, and David

Lefkowitz, which resolved the Lefkowitz v. Winsonic Digital Media Group, Ltd. legal proceeding described in the Company’s prior filings with the Securities and Exchange Commission.

Pursuant to the Lefkowitz Settlement Agreement, the Company is required to issue Mr. Lefkowitz 600,000 restricted shares of the Company’s common stock (the “Lefkowitz Settlement Shares”).  The Lefkowitz Settlement Agreement sets forth certain terms and conditions regarding the sale of the Lefkowitz Settlement Shares, and provides that if $180,000 has not been realized from the sale of the Lefkowitz Settlement Shares prior to March 15, 2008, Mr. Lefkowitz is entitled to the proceeds of the sale of all of the Lefkowitz Settlement Shares.  If the proceeds from the sale of the Lefkowitz Settlement Shares exceed $180,000 prior to March 15, 2008, the Company is entitled to the return of any unsold Lefkowitz Settlement Shares.

The securities issued pursuant to the Lefkowitz Settlement Agreement will be issued in reliance on the registration exemption provided by Section 4(2) of the Securities Act of 1933, as amended.  The Lefkowitz Settlement Agreement also provides for the discharge of all of the ongoing legal proceedings between the parties and each agreed to release the other from any and all claims related thereto.

The foregoing description of the Lefkowitz Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Lefkowitz Settlement Agreement, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01(b) and (c) is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Stock Purchase Agreement dated January 22, 2008 between the Company and Tap It, Inc., a Delaware Corporation.

10.2	Settlement Agreement and General Release dated January 17, 2008, by and among the Company, Winston Johnson, and Rosemary Nguyen.

10.3	Repurchase Rights Agreement dated January 17, 2008, between the Company and Rosemary Nguyen.

10.4	Settlement Agreement and General Release dated December 28, 2007, by and among the Company, Winston Johnson, and David Lefkowitz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2007

WINSONIC DIGITAL MEDIA GROUP, LTD.

By: /s/ Winston Johnson
Winston Johnson
Chairman of the Board and CEO